Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference of our firm under the caption “Experts” in the Registration Statement on Form S-3 and related Prospectus of MyMD Pharmaceuticals, Inc. and to the incorporation by reference therein of our report dated April 1, 2024, with respect to the consolidated financial statements of MyMD Pharmaceuticals, Inc. included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2024.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

June 21, 2024